EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information is presented to illustrate the effects of the acquisition (the “Acquisition”) by Mohawk Industries, Inc. (“Mohawk”) of Fintiles, S.p.A (hereafter “Marazzi Group”, and together with Mohawk, referred to as the “Combined Entity”), which was completed on April 3, 2013 and the issuance by Mohawk of $600.0 million of senior notes (the “Notes”) and the related financing transactions on Mohawk's historical financial position and Mohawk's results of operations. The terms of the Acquisition are described in “Note 1: Description of Acquisition” and the financing transactions are described in “Note 5: Financing Transactions”.
The unaudited pro forma condensed combined financial information as of December 31, 2012 set forth below give effect to the acquisition of Marazzi Group for €1,206.2 million ($1,560.1 million), including cash consideration of $310.0 million, equity of $313.9 million and assumed debt of $856.1 million; and the issuance of $600.0 million aggregate principal amount of the Notes which occurred on January 29, 2013.
The pro forma adjustments are preliminary and are based upon available information and certain assumptions, described in the accompanying notes to the unaudited pro forma condensed combined financial information that management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been prepared by management in accordance with the regulations of the Securities and Exchange Commission (the “SEC”) and is not necessarily indicative of the condensed consolidated financial position or results of operations that would have been realized had the Acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated condensed consolidated financial position or future results of operations that the Combined Entity will experience after the Acquisition. In addition, the accompanying unaudited pro forma condensed combined statement of operations does not include any expected cost savings or restructuring actions which may be achievable subsequent to the Acquisition or the impact of any non-recurring activity and one-time transaction related costs. Certain financial information of Marazzi Group as presented in its combined financial statements has been reclassified to conform to the historical presentation in Mohawk's consolidated financial statements for purposes of preparation of the unaudited pro forma condensed combined financial information.

This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions as well as the following information, including the applicable underlying financial information of Mohawk and Marazzi Group:

•	Current Report on Form 8-K filed with the SEC on April 8, 2013, as amended by Current Report on Form 8-K/A Amendment No. 1 filed herewith (the “Form 8-K/A”).

•
Audited Consolidated Financial Statements of Mohawk, and notes thereto, as of and for the year ended December 31, 2012, included in Mohawks' Annual Report on Form 10-K filed with the SEC on February 27, 2013.

•
Audited Consolidated Financial Statements of Fintiles S.p.A. and Affiliates, and notes thereto, as of and for the years ended December 31, 2012 and 2011, prepared in accordance with IFRS, and which are included in Exhibit 99.1 of the Form 8-K/A.

Mohawk Industries, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2012
(in thousands)

	Historical
ASSETS	Mohawk Industries ($)	Fintiles S.p.A (IFRS) (€)	Fintiles S.p.A. U.S. GAAP adjustments (€)		Fintiles S.p.A. U.S. GAAP (€)	Fintiles S.p.A U.S. GAAP ($)	Pro Forma Adjustments (Note 6) ($)		Pro Forma Combined ($)
Current assets:
Cash and cash equivalents	477,672	59,955	—		59,955	77,549	(309,989)	(b)	297,730
							875,476	(c)
							(802,772)	(d)
							(16,364)	(h)
							10,158	(l)
							(14,000)	(k)
Receivables, net	679,473	143,127	—		143,127	185,128	(6,352)	(g)	858,249
Inventories	1,133,736	290,475	—		290,475	375,715	30,057	(e)	1,512,344
							(27,164)	(g)
Prepaid expenses	138,117	—	—		—	—	—		138,117
Deferred income taxes	111,585	—	10,678	(c)	10,678	13,811	10,055	(m)	135,451
Other current assets	9,463	49,964	—		49,964	64,625	(10,158)	(l)	63,930
Total current assets	2,550,046	543,521	10,678		554,199	716,828	(261,053)		3,005,821
Property, plant and equipment, net	1,692,852	528,457	(128,623)	(a)	404,378	523,043	259,753	(e)	2,475,648
			4,544	(d)
Goodwill	1,385,771	3,497	—		3,497	4,523	(4,523)	(a)	1,622,623
							236,852	(j)
Trade names	455,503	—	—		—	—	217,300	(f)	672,803
Other intangible assets, net	98,296	31,382	(6,522)	(b)	24,860	32,155	(465)	(f)	129,986
Investment property	—	5,082	(5,082)	(d)	—	—	—		—
Non-current financial assets	—	3,157	—		3,157	4,083	(4,083)	(l)	—
Equity method investments	—	12,130	—		12,130	15,690	(14,655)	(i)	1,035
Other investments	—	570	—		570	737	(737)	(l)	—
Deferred tax assets	—	51,302	—		51,302	66,357	(66,357)	(l)	—
Other non-current assets	—	4,188	—		4,188	5,417	(5,417)	(l)	—
Assets held for sale	—	13,399	—		13,399	17,331	(17,331)	(l)	—
Deferred income taxes and other non-current assets	121,216	—	(43,888)	(c)	(43,888)	(56,767)	6,000	(c)	164,374
							93,925	(l)
Total assets	6,303,684	1,196,685	(168,893)		1,027,792	1,329,397	439,209		8,072,290

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short term debt and current portion of long-term debt	55,213	56,071	—		56,071	72,525	(63,944)	(d)	63,794
Accounts payable and accrued expenses	773,436	258,881	—		258,881	334,850	—		1,108,286
Total current liabilities	828,649	314,952	—		314,952	407,375	(63,944)		1,172,080
Deferred income taxes	329,810	68,955	(78,455)	(c)	(9,500)	(12,288)	131,700	(m)	449,222
Long-term debt, less current portion	1,327,729	587,521	—		587,521	759,929	(738,828)	(d)	2,230,306
					—		881,476	(c)
Other long-term liabilities	97,879	56,471	18,252	(c)	74,723	96,650	1,447	(l)	195,976
Liabilities related to assets held for sale	—	1,119	—		1,119	1,447	(1,447)	(l)	—
Total liabilities	2,584,067	1,029,018	(60,203)		968,815	1,253,113	210,404		4,047,584
Total stockholders’ equity	3,719,617	163,660	(88,943)	(a)	54,970	71,101	(71,101)	(a)	4,019,523
			(4,537)	(b)			313,906	(b)
			(14,854)	(c)			(14,000)	(k)
			(356)	(d)
Noncontrolling interest	—	4,007	—		4,007	5,183	—		5,183
Total liabilities and stockholders’ equity	6,303,684	1,196,685	(168,893)		1,027,792	1,329,397	439,209		8,072,290

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

Mohawk Industries, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2012
(in thousands, except per share amounts)

	Historical		Fintiles S.p.A. U.S. GAAP adjustments (Note 3) (€)
	Mohawk Industries ($)	Fintiles S.p.A (IFRS) (€)			Fintiles S.p.A. U.S. GAAP (€)	Fintiles S.p.A U.S. GAAP ($)	Pro Forma Adjustments (Note 6) ($)		Pro Forma Combined ($)
Net sales	5,787,980	857,689	—		857,689	1,109,378	7,552	(l)	6,904,910
Cost of sales	4,297,922	542,061	(1,125)	(b)	540,833	699,540	35,680	(e)	5,059,479
			(103)	(d)			26,337	(l)
Gross profit	1,490,058	315,628	1,228		316,856	409,838	(54,465)		1,845,431
Selling, general and administrative expenses	1,110,550	271,138	(1,083)	(a)	269,767	348,930	1,115	(e)	1,415,252
			(288)	(b)			(6,765)	(f)
							2,240	(h)
							(40,818)	(l)
Restructuring charges and asset write-downs(1)	—	9,097	(1,550)	(a)	7,547	9,762	—		9,762
Operating income	379,508	35,393	4,149		39,542	51,146	(10,237)		420,417
Interest expense	74,713	42,971	—		42,971	55,581	(55,037)	(d)	101,127
							28,513	(c)
							(2,643)	(l)
Other expense (income)	303	(16,977)	480	(b)	(15,268)	(19,748)	24,676	(l)	5,231
			1,229	(c)
Earnings before income taxes	304,492	9,399	2,440		11,839	15,313	(5,746)		314,059
Income tax expense	53,599	15,563	4,326	(c)	19,889	25,725	(4,844)	(m)	74,480
Net earnings (loss)	250,893	(6,164)	(1,886)		(8,050)	(10,412)	(902)		239,579
Less: Net earnings attributable to noncontrolling interest	635	635	—		635	821	—		1,456
Net earnings (loss) attributable to Mohawk Industries, Inc.	250,258	(6,799)	(1,886)		(8,685)	(11,233)	(902)		238,123
Basic earnings per share attributable to Mohawk Industries, Inc.	3.63								3.31
Weighted-average common shares outstanding	68,988						2,874		71,862
Diluted earnings per share attributable to Mohawk Industries, Inc.	3.61								3.30
Weighted-average common and dilutive potential common shares outstanding	69,306						2,874		72,180

(1)	Mohawk restructuring charges were $18.6 million of which $14.8 million and $3.7 million were included in cost of sales and selling, general administrative expenses, respectively.

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Description of Acquisition
On December 20, 2012, Mohawk and its subsidiary, Mohawk International Holdings (DE) Corporation (“Purchaser”), entered into a share purchase agreement (the “Share Purchase Agreement”) with LuxELIT S.á r.l., a Luxembourg limited liability company and Finceramica S.p.A., an Italian corporation (collectively, the “Sellers”). On April 3, 2013 , pursuant to the terms of the purchase agreement dated December 20, 2012, the Company completed the acquisition of the Marazzi Group for approximately €1,206.2 million ($1,560.1 million).
The equity value of Marazzi Group was paid to the Sellers in cash and Mohawk common stock (the “Shares”). The number of Shares transferred as part of the consideration was calculated using the average closing price for Mohawk common stock over a 30-day trading period ending March 19, 2013.
Pursuant to the Share Purchase Agreement, the Purchaser acquired (i) the entire issued share capital of the Marazzi Group and (ii) certain indebtedness of the Marazzi Group, in exchange for the following:

•	A cash payment of €239.7 million ($310.0 million);

•	2,874,332 newly issued Shares for a value of €242.7 million ($313.9 million); and

•	Assumption of €661.8 million ($856.1 million) of indebtedness of the Marazzi Group.
Mohawk funded the cash portion of the Acquisition through a combination of the sale of the Notes, cash on hand and borrowings under Mohawk’s senior credit facility.
2. Basis of Presentation
On April 3, 2013, Mohawk completed the Acquisition of the entire issued share capital of Marazzi Group. The Acquisition will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations,” (“ASC 805”).
The unaudited pro forma condensed combined balance sheet as of December 31, 2012 assumes the Acquisition was completed on December 31, 2012. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 assumes the Acquisition was completed on January 1, 2012. The unaudited pro forma condensed combined financial information is based upon and derived from and should be read in conjunction with the historical audited financial statements of Mohawk and the historical audited combined financial statements of Marazzi Group prepared in accordance with International Financial Reporting Standards (“IFRS”) for the year ended December 31, 2012, which were adjusted to reflect Marazzi Group's combined financial statements on a consistent U.S. GAAP basis with Mohawk. The IFRS to U.S. GAAP adjustments are unaudited. The unaudited pro forma condensed combined financial information set forth below give effect to the acquisition of Marazzi Group for €1,206.2 million ($1,560.1 million), including cash consideration of $310.0 million, equity of $313.9 million and assumed debt of $856.1 million; and the issuance of $600.00 million aggregate principal amount of the Notes which occurred on January 29, 2013.
The foreign exchange rate in effect as of December 31, 2012 of 1.29345 was used as a convenience rate for the translation of all Euro denominated amounts into U.S. dollars.
3. Adjustments from IFRS to U.S. GAAP

The unaudited pro forma condensed combined balance sheet as of December 31, 2012 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 includes information from the historical audited combined financial statements of Marazzi Group for the year ended December 31, 2012, prepared using IFRS (refer to Exhibit 99.1 for the IFRS consolidated financial statements of Marazzi Group for the two years ended December 31, 2012 and 2011), which were adjusted to reflect Marazzi Group's consolidated financial statements on a consistent U.S. GAAP basis with Mohawk. These adjustments to U.S. GAAP are unaudited.

(a)    Reflects adjustment to reverse increases to fair value permitted under IFRS to land and buildings. U.S. GAAP requires land and buildings to be recorded at historical cost and does not allow increases to fair value. The reversal of depreciation expense associated with the increase to fair value is reflected as a component of cost of sales and selling, general, and administrative expenses.

(b)    Reflects adjustment to expense development costs that were capitalized under IFRS. U.S. GAAP requires that development costs are expensed as incurred. The adjustments to the unaudited pro forma condensed combined statements of operations reflects the net impact of current period expense under U.S. GAAP and the reversal of any amortization expense recorded in the corresponding period under IFRS.

(c)    Represents the estimated deferred taxes, tax liabilities, and income tax expense related to the U.S. GAAP adjustments reflected in the unaudited pro forma condensed combined financial statements.

(d)    Reflects other U.S. GAAP adjustments that are not individually significant.
At this time, Mohawk is not aware of any other differences between Marazzi Group's IFRS-based consolidated financial statements and financial information presented in accordance with U.S. GAAP that would have a material impact on the accompanying unaudited pro forma condensed combined financial statements.
4. Preliminary allocation of purchase consideration to net assets acquired
The preliminary allocation of purchase consideration to net assets acquired based on their estimated fair values as of December 31, 2012 is as follows (in thousands):

Total estimated consideration transferred	$623,895

Working capital	295,705
Deferred tax assets and other assets	125,650
Property, plant and equipment, net	782,796
Quarry	9,701
Tradenames	217,300
Customer relationships	21,989
Equity method investments	1,035
Long-term debt, including current portion	(856,062)
Other long-term liabilities	(86,475)
Deferred tax liability	(119,413)
Noncontrolling interest	(5,183)
Net assets assumed	$387,043

Goodwill	$236,852

The total consideration transferred of $623.9 million was paid in cash ($310.0 million) and in Shares ($313.9 million). The per share value of the Shares on April 3, 2013, the closing date, was $109.21.
5. Financing Transactions
Mohawk funded the cash portion of the total consideration to be paid of $310.0, the settlement of the assumed debt of $856.1 million and transaction fees and expenses by using a combination of available cash and borrowings from the issuance of the Notes and borrowing under the revolving portion of its existing senior credit facility. The following is a summary of the funding related to the Acquisition (in thousands):

Notes	$600,000
Additional borrowings under senior credit facility	281,476
Equity contribution (Shares)	313,906
Cash on hand	364,763

Total proceeds	$1,560,145

Mohawk incurred approximately $6.0 million in debt issuance costs related to the Notes, which will be amortized to interest expense over the ten year life of the Notes.
6. Pro Forma Adjustments

(a)	This adjustment reflects the elimination of the historical goodwill and equity of Marazzi Group.

(b)	These adjustments reflect the consideration transferred of $310.0 million in cash and $313.9 million in Shares. The per share value of the Shares on April 3, 2013, the closing date, was $109.21.

(c) As part of the Acquisition and related financing transactions, Mohawk incurred $881.5 million in additional debt comprised of $281.5 million of additional borrowings under the Company's existing senior credit facility and $600.0 million in aggregate principal amount of Notes. Mohawk incurred $6.0 million in debt issuance costs in conjunction with the Notes which was paid with existing cash on hand and capitalized and will be amortized over the Notes' ten year maturity. Finally, the adjustment reflects the expected interest expense to be incurred by Mohawk as a result of the new debt. The interest rate for the Notes is fixed at 3.85%. The interest rate for the senior credit facility is calculated as LIBOR plus 1.50%. As LIBOR is a variable rate, the interest rate used in the following table related to the senior credit facility is an estimate and the actual amount of interest expense incurred will be based on market conditions.

	Rate	Debt	Year ended December 31, 2012
	(in thousands)
Composition of new debt and related interest expense
Notes	3.85%	$600,000	$23,100
Additional borrowings under senior credit facility	1.71%	281,476	4,813
Interest expense related to new debt		$881,476	27,913
Amortization new debt issuance costs			600
			$28,513

(d)
Upon consummation of the acquisition and the issuance of the Notes, Mohawk will extinguish certain debt of Marazzi Group which consists of $63.9 million current portion of long-term debt and $738.8 million of long-term debt less current portion. As of June 12, 2013, approximately $53.3 million of Marazzi Group debt assumed in conjunction with the acquisition remains outstanding.

(e)
The $30.1 million increase in inventory and $67.4 million increase in property, plant and equipment reflect the estimated fair value of assets acquired from Marazzi Group. For purposes of determining the impact on the unaudited pro forma condensed combined statements of operations, the fair value adjustment to property, plant and equipment is being depreciated over an estimated weighted-average useful life of 10 years resulting in additional depreciation expense of $6.7 million for the year ended December 31, 2012. The depreciation expense is reflected as a component of cost of sales and selling, general, and administrative expenses. Finally, the fair value adjustment to inventory of $30.1 million is reflected as an increase in cost of sales in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012.

(f)	Reflects the pro forma impact of the recognized intangible assets of Marazzi Group. The preliminary estimate of the fair value of intangible assets and related amortization expenses is as follows:

	Preliminary Fair Value	Estimated Weighted Average Life (years)	Amortization Expense for the Year ended December 31, 2012
Quarry	$9,701	13.0	$746
Customer relationships	21,989	10.0	2,199
	31,690		2,945
Less: Fintiles historical intangible assets and amortization	(32,155)		(9,710)
	(465)		(6,765)
Trade names	217,300	indefinite	—
Pro forma adjustments	$216,835		$(6,765)

The estimated fair value of the tradenames was determined based on estimates of expected future cash flows using the relief from royalty method. The estimated fair value of the quarry was determined based on the Life of Mine Model which estimates the time in which, through the employment of the available capital, the rock used for tile will be extracted. The present value of which is determined utilizing an estimate of the appropriate discount rate which is consistent with the uncertainties of the cash flows utilized. The estimated fair value of the customer relationships was determined based on estimates of expected cash flows using the multi-period excess earnings method. The present value of future cash flows was then determined utilizing an estimate of the appropriate discount rate which is consistent with the uncertainties of the cash flows utilized. For purposes of preparing the unaudited pro forma condensed combined financial statements, Mohawk used publicly available information, market participant assumptions, Marazzi Group's existing cost and development assumptions, expected synergies and other cost savings that a market participant would be expected to realize as a result of the Acquisition and certain other high-level assumptions. Amortization expense will be recorded on a straight-line basis over the expected life of the customer relationships which approximates expected future cash flows. The carrying value of the trade name, quarry, and customer relationship assets will be periodically reviewed to determine if the facts and circumstances suggest that a potential impairment may have occurred. Impairment charges, if any, will be recorded in the period in which the impairment occurs.

(g)	Reflects adjustments to Marazzi's historical accounts receivable and inventory balances to conform to Mohawk's accounting policies and classifications.

(h)
Reflects the cash payment of $16.4 million in transaction bonuses to be paid to certain members of management of Marazzi Group within 60 days of the Acquisition closing date. In addition, certain members of Marazzi Group management will receive restricted shares or units for a total value of $10.0 million, which will vest between the third and fifth anniversary of the closing date. As such, the related stock-compensation expense based on the graded-vesting method of $2.2 million has been reflected in the unaudited pro forma condensed combined statement of operations as of December 31, 2012.

(i)	Reflects the $14.7 million write down of Marazzi Group's equity method investments to fair value.

(j)
Reflects the recognized goodwill which represents the excess of the preliminary consideration transferred over the fair value of the assets acquired and liabilities assumed. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, Mohawk will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is not expected to be deductible for tax purposes.

(k)
Mohawk incurred expenses related to the Acquisition of approximately $14.0 million. Expenses include fees for investment banking services, legal, accounting, due diligence, tax, valuation and other various services necessary to complete the Acquisition. The Acquisition expenses are reflected in the unaudited pro forma condensed combined balance sheet as of December 31, 2012 as a reduction of cash and a charge to retained earnings of $14.0 million. As the Acquisition expenses will not have a continuing impact, the Acquisition expenses are not reflected in the unaudited pro forma condensed combined statements of operations.

(l)	Represents certain reclassifications to the historical presentation of Marazzi Group to conform to the presentation used in the unaudited pro forma condensed combined financial statements.

(m)
Represents the estimated deferred taxes and income tax expense related to the adjustments reflected in the unaudited pro forma condensed combined financial statements. Tax expense was calculated using a blended statutory tax rate of 26.0%

for each of the adjustments to the unaudited pro forma condensed combined statements of operations except for the interest expense related to the Notes which was tax effected using the United States federal statutory rate of 38.0%. A deferred tax liability of $131.7 million has been recorded using the blended statutory rate of 26.0% based on the preliminary step up value of $506.6 million that has been allocated to acquired inventories, property, plant, and equipment, and intangible assets. Finally, a current deferred tax asset of $10.1 million was recorded on the $33.5 million write down of accounts receivable and inventory balances to conform to Mohawk accounting policies discussed in adjustment (g). The current deferred tax asset was calculated using a blended statutory rate of 30% to reflect the jurisdictions in which the related accounts receivable and inventory were recorded.